                                                                   EXHIBIT 8.2


                  [Letterhead of Gibson, Dunn & Crutcher LLP]




                                  May 5, 2000


The Times Mirror Company
Times Mirror Square
Los Angeles, California 92614

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to The Times Mirror Company, a Delaware corporation ("Times Mirror"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 13, 2000, by and between Times Mirror and Tribune Company, a Delaware corporation ("Tribune"). Pursuant to the Merger Agreement, Times Mirror will merge with and into Tribune (the "Merger"). At your request, we have examined the form of Registration Statement on Form S-4 (Registration Number 333-35422) filed by Tribune with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on May 5, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of shares of Tribune's common stock to be issued to the stockholders of Times Mirror upon consummation of the Merger.

     You have requested our opinion regarding the accuracy of the federal income tax matters described in the Registration Statement under the caption "United States Federal Income Tax Consequences of the Merger."

     In rendering this opinion, we have reviewed the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Merger Agreement and the Registration Statement. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     Based upon the foregoing, it is our opinion that the discussion in the Registration Statement, under the caption "United States Federal Income Tax Consequences of the Merger," to the extent it constitutes descriptions of legal matters or legal conclusions is accurate in all material respects.

     This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "United States Federal Income Tax Consequences of the Merger" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                       Very truly yours,



                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                       2